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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-29357 of Packaged Ice, Inc. and subsidiaries (the "Company") on Form S-4 of our reports dated March 21, 1997, appearing in the Prospectus, which is part of this Registration Statement, with respect to (i) the consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and (ii) the combined financial statements as of and for the year ended December 31, 1996 of Mission Party Ice, Inc. (a S corporation) and Southwest Texas Packaged Ice, Inc. (an affiliated S corporation) with additional combining information as of and for the year ended December 31, 1996.


We also consent to the reference to us under the heading "Experts" in this Registration Statement.




DELOITTE & TOUCHE LLP
Houston, Texas

August 21, 1997